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                                                                   Exhibit 99(a)


                                                                            NEWS
[HARRIS CORPORATION LOGO] ------------------------------------------------------

Harris Corporation
Melbourne, Florida 32919
407-727-9100


          HARRIS CORPORATION ANNOUNCES RESTRUCTURING ACTIONS TO IMPROVE
       COMPETITIVENESS AND FINANCIAL PERFORMANCE IN SEMICONDUCTOR SEGMENT
                        AND OTHER PARTS OF ITS BUSINESS


     MELBOURNE, Florida, July 20, 1998 -- Harris Corporation, responding primarily to continued weakness in the semiconductor market, is implementing a restructuring program to enhance its competitiveness and to improve financial performance.

     The company announced it will take a restructuring charge and other one-time charges totaling $142 million pretax against fiscal 1998 fourth-quarter earnings, which are scheduled to be announced July 29. The actions include a reduction of 2,300 people -- or 8 percent of its worldwide workforce - with about 1,900 of the people coming from the company's semiconductor operation. Without the charge, the company expects fourth-quarter earnings to meet or exceed analyst mean consensus estimates of $.86 per share.

     "We are continuing to experience difficult market conditions in the semiconductor industry. As a result, the ongoing market weakness and significant price erosion make it necessary to further reduce our cost structure," said Phillip W. Farmer, chairman, president and CEO of Harris. "Over the last year, management has made great progress towards reducing costs, improving operating efficiencies and processes, and focusing on product lines where we see growth opportunities for the future.

     "Industry conditions, however, demand further action. Accordingly, the company is taking a $90 million restructuring charge in order to significantly reduce costs in its commodity product lines, particularly logic; consolidate administrative, technical, sales and marketing functions; and optimize manufacturing facilities. Once completed, these actions will reduce annual operating costs in the range of $70 to $80 million, much of which will occur in time to benefit fiscal 1999," Mr. Farmer said.


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     "Harris' semiconductor business has performed well during difficult times.
These actions will help it remain profitable in the near term and be well-positioned when the industry eventually turns around. Meanwhile, we are concentrating on our core competencies to develop new products for communication and power-control applications to ensure that our semiconductor business is a long-term growth engine for Harris.

     "We also are taking modest, but important actions in Harris' other businesses to adjust to the current business environment," Mr. Farmer explained.

     In Lanier, Communications and Electronic Systems, the company is taking combined charges totaling $52 million. The charges represent one-time measures to reduce overhead costs and to exit three small product lines and a program, none of which the company believes has the potential to be a strong contributor to future growth.

     In the company's Lanier office products business, Mr. Farmer said severe pricing pressures in the U.S., driven by the weak Yen, make it necessary to implement measures to reduce overhead costs and prevent further margin erosion. A $9 million restructuring charge will make it possible to reduce annual operating costs by approximately $11 million, primarily through a workforce reduction of about 300 people in U.S. operations. He noted that Lanier's international operations are performing well and will be boosted by the recent acquisition of Agfa-Gevaert's European Copying Systems Business Unit. Lanier finalized the acquisition earlier this month, doubling its presence and market size in Europe.

     In the communications business, the company will exit its wireless analog base station business, which it acquired from NovAtel in fiscal 1996, and merge the remaining digital product line into its existing microwave radio business. The company also will exit its WireFree(TM) wireless telephone product line, developed for in-building usage. Finally, overhead costs will be reduced. These steps total $23 million in restructuring charges. "Harris continues to focus its efforts on the fast-growing segments of its communications business-such as digital television and microwave radio systems-where the company already provides leading-edge products and services," Mr. Farmer said.


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     Similarly, in the aerospace and defense businesses, the company is providing a $12 million reserve for additional contract costs associated with an international program, which is nearing completion, and $8 million in connection with the pending sale of the state and local portion of its vehicle monitoring product line. Mr. Farmer noted that the company's core defense business remains profitable and that several new initiatives show great promise. For example, the sector recently won several programs in the commercial space arena and formed its third joint venture with General Electric Company.

     "These steps conclude a wide-ranging review of Harris' four businesses and the competitive environments in which they operate. We believe that these actions will ensure near-term growth in profits, as well as add further strength to an already strong long-term outlook for the company," Mr. Farmer said. "The workforce reductions will be difficult. However, for the company, these actions are necessary to enable us to fulfill our commitment to provide continuing growth for shareholders and employees in a competitive worldwide marketplace."

     Harris Corporation, with fiscal 1997 sales of more than $3.8 billion, is an international communications and electronics company that provides a wide range of products and services, such as wireless personal communications, digital television (including HDTV), health care information, automotive electronics, transportation, business information, defense communications and information, and Lanier office products.

     This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results of the company to differ materially from those matters expressed in or implied by such forward-looking statements. The Company's consolidated results and the forward-looking statements could be affected by, among other things, general economic conditions in the markets in which the Company operates; ability to execute management's internal operating plans (specifically management's announced


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restructuring plan which includes employee reductions, cost reductions in its commodity semiconductor product lines, particularly logic, consolidations of administration, technical, sales and marketing functions, and manufacturing facilities, and the successful exit of several product lines and a program); fluctuation in foreign currency exchange rates and the effectiveness of the Company's currency hedging program; worldwide demand and product pricing for integrated semiconductor circuits, particularly power products; reductions in the U.S. and worldwide defense and space budgets; effect of continuing consolidation in the U.S. defense industry on the Company's business with the U.S. government; the Company's ability to recover costs incurred on fixed price contracts; continued development and market acceptance of new products, especially digital broadcast products and semiconductor wireless products; continued success of the Company's patent licensing programs, particularly as it relates to the Semiconductor and Communications segments; and the successful resolution of patent infringement and other general litigation. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


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Note: A conference call for the investment community will be held at 8:30 a.m.,
Eastern Standard Time, on Tuesday, July 21, 1998. On the conference call will be Phillip W. Farmer, Chairman, President and CEO, Bryan R. Roub, Senior Vice President and CFO and Pamela M. Padgett, Vice President - Investor Relations. Participants can access the call by dialing 913-981-5508. A taped replay of the call will be made available.